Exhibit 3.4

State of Delaware Secretary of State Division of Corporations Division 01:02 PM 03/22/2023 FILED 01:02 PM 03/22/2023 SP 20231098304 - File Number 4195390 CERTI FICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF HT NATURALS INC. HT Naturals Inc., a corporation organized and existing under the General Corporation Law of the State of Del aware (the “Corporation”), hereby certifies as follows: FIRST: That the Certificate of Incorporation of the Corporation be amended by changing the FIRST Article there of so that, as amended said Article shall read as follows: “FIRST: The name of the Corporation is Functional Brands Inc.” SECOND: The aforesaid amendment to the Certificate of incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 22nd day of March, 2023. HT Naturals Inc. By: /s/ Eric Gripentrong Name: Eric Gripentrong Title: Chief Executive Officer